KPMG

P.O. Box 493

SIX Cricket Square Grand Cayman KY1-1106 Cayman Islands

Telephone +1 345 949 4800

Fax +1 345 949 7164

Internet www.kpmg.ky

Consent of Independent Registered Public Accounting Firm

The General Partner

Lake Como Convertible Bond Fund, L.P.

We consent to the use of our report dated April 23, 2019, except for the schedule of investments, Note 1 and Note 8, as to which the date is November 1, 2019 in the registration statement (No. 033-11905) on Form N1-A of Mutual Fund and Variable Insurance Trust, with respect to the statement of assets and liabilities, including the schedule of investments of Lake Como Convertible Bond Fund, L.P. as of December 31, 2018, and the related statements of operations and changes in partners’ capital for the year then ended, and the related notes to the financial statements.

November 22, 2019

George Town, Grand Cayman

KPMG, a Cayman Islands partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Document classification: KPMG Confidential